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                                                                    Exhibit 21.1

               Subsidiaries of North American Energy Partners Inc.

Each of the following is a wholly-owned subsidiary of North American Energy Partners Inc.

                                                  State or Other Jurisdiction of
Name                                              Incorporation or Organization
-----------------------------------------------   ------------------------------

North American Construction Group Inc.                       Canada
North American Caisson Ltd.                              Alberta, Canada
North American Construction Ltd.                             Canada
North American Engineering Inc.                          Alberta, Canada
North American Enterprises Ltd.                          Alberta, Canada
North American Industries Inc.                           Alberta, Canada
North American Maintenance Ltd.                          Alberta, Canada
North American Mining Inc.                               Alberta, Canada
North American Pipeline Inc.                             Alberta, Canada
North American Road Inc.                                 Alberta, Canada
North American Services Inc.                             Alberta, Canada
North American Site Development Ltd.                     Alberta, Canada
North American Site Services Inc.                        Alberta, Canada
Griffiths Pile Driving Inc.                              Alberta, Canada
NACG Finance LLC                                            Delaware